UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation	001-32938 (Commission File Number)	98-0481737 (I.R.S. Employer Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (441) 278-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Allied World Assurance Company (U.S.) Inc. Supplemental Executive Retirement Plan
     On December 29, 2006, the Newmarket Underwriters Insurance Company Supplemental Executive Retirement Plan (the “NUIC SERP”) and the Allied World Assurance Company, Ltd Supplemental Executive Retirement Plan (the “AWAC SERP”) were combined with and merged into the Allied World Assurance Company (U.S.) Inc. Supplemental Executive Retirement Plan (the “SERP”), effective as of January 1, 2005, and the NUIC SERP and AWAC SERP ceased to be operative as of such date. Newmarket Underwriters Insurance Company, Allied World Assurance Company, Ltd and Allied World Assurance Company (U.S.) Inc. (“AWAC US”) are subsidiaries of Allied World Assurance Company Holdings, Ltd (the “Company”).
     The purpose of the SERP is to provide specified benefits to a group of senior management of the Company’s operating subsidiaries (currently all assistant vice presidents and up) who pay U.S. income tax and who contribute materially to the continued growth, development and future business success of the Company’s operating subsidiaries. The SERP permits the Company’s operating subsidiaries to adopt the SERP (each an “Employer”) and provide benefits to eligible employees under one supplemental executive retirement plan, which enables all of the Company’s operating subsidiaries to have consistent plan benefits and also enables employees to be moved more easily within the Company’s group of subsidiaries without a change in their benefits. The SERP is intended to comply with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986 and shall be interpreted and administered, as necessary, to comply with such provisions. The trust under the SERP is a grantor trust for the benefit of participants in the SERP and remains subject to the claims of creditors.
     The SERP is filed as Exhibit 10.1 and is incorporated herein by reference. The description of the SERP contained herein is qualified in its entirety by reference to the SERP filed herewith.
     Under the SERP, the Employer will make a contribution equal to 10% of a participant’s annual salary and participants may voluntarily contribute up to 25% of their annual salary (for these purposes annual salary is capped at $200,000 or such higher amount as determined by the Employer). Employee contributions to the SERP vest immediately. There is a five-year cumulative vesting period for all Employer contributions so that upon completion of five years of service, a participant will be 100% vested in all prior and future contributions made on his or her behalf by the Employer. Employer contributions shall also fully vest upon a participant retiring after attaining the age of 65, the termination of employment on account of a participant’s death or disability, the termination of the SERP or a “change in control” (as defined in the SERP). Notwithstanding these vesting provisions, a participant shall forfeit all vested and unvested Employer contributions if he or she is terminated for cause. Participating in the SERP, as opposed to participating in the NUIC SERP or AWAC SERP, will not materially effect the total compensation of our named executive officers.
     Section 409A-related changes to the SERP include:
     (1)     A participant making a subsequent election to delay receipt of benefits or to change the form of such payment must comply with the following limitations: (i) such election may not take effect until at least 12 months after the date on which the election is made; (ii) except in certain prescribed circumstances, no payments specified in a subsequent election may be made during the five-year period commencing on the date distribution of benefits would have commenced but for such subsequent election; and (iii) with respect to a subsequent election related to benefits payable pursuant to a fixed schedule or payable at a specified time, such election may not be made less than 12 months prior to the date of the first scheduled payment.
     (2)     A Section 409A-compliant provision for accelerated vesting and distribution upon a change in control, which is triggered by acquisition of 50% or more of the voting power of the Company, among other ways.
     (3)     Payment of benefits to a “key employee” must be postponed until six months after such employee’s separation from service.

Separation and Release Agreement with Jordan M. Gantz
     Effective as of the close of business on December 31, 2006 (the “Termination Date”), Jordan M. Gantz, Executive Vice President and Chief Underwriting Officer of the Company, voluntarily terminated his employment with the Company and its subsidiaries and resigned from all positions he held as an employee, officer or director of the Company or its subsidiaries. The Company and Mr. Gantz have entered into a Separation and Release Agreement, dated as of the Termination Date (the “Agreement”), a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement filed herewith.
     Under the Agreement, the Company agrees to continue to pay Mr. Gantz’s base salary (at a rate of $425,000 per annum) during the nine-month period immediately following the Termination Date (the “Severance Period”) in accordance with the Company’s normal payroll practices, or a discounted lump sum payment if the parties agree otherwise. The Agreement also provides for the following payments and benefits to Mr. Gantz: (1) up to $1,000 per month for equivalent medical and dental benefits provided under the Company’s plans through a provider chosen by Mr. Gantz terminating on the earlier to occur of (i) the end of the Severance Period or (ii) the date on which Mr. Gantz is eligible to receive benefits under such plans of a subsequent employer; (2) a cash payment equal to the value of all unused vacation days accrued through the Termination Date; (3) receipt of any benefits accrued through the Termination Date under any employee benefit plans and programs he participated in as an employee of the Company or its subsidiaries; (4) rent and utility payments on his leased premises in Bermuda until the Termination Date; (5) $100,000 to cover his repatriation and shipping expenses between Bermuda and the United States; and (6) reimbursement for any un-reimbursed reasonable business expenses and additional tax obligations caused by the U.S. Tax Increase and Prevention and Reconciliation Act 2005, each in accordance with Company policy. In addition, all vested stock options held by Mr. Gantz as of the Termination Date shall remain exercisable for three months following the Termination Date, in accordance with the Company’s Amended and Restated 2001 Employee Stock Option Plan.
     Subject to certain limitations, the Agreement provides for a mutual general release of claims by both parties. Mr. Gantz is also subject to continued confidentiality and cooperation obligations. The Company has the right to recover certain payments to Mr. Gantz should he breach the Agreement. The Company also agrees to continue to advance any legal or other expenses reasonably incurred by Mr. Gantz solely in connection with his involvement in any investigation or proceeding undertaken by the Attorney General of Texas (or similar body) arising from his employment with the Company.
Item 9.01.  Financial statements and Exhibits
(d)     Exhibits.

Exhibit No.	Description

10.1	Allied World Assurance Company (U.S.) Inc. Supplemental Executive Retirement Plan.

10.2	Separation and Release Agreement, dated as of December 31, 2006, between Allied World Assurance Company Holdings, Ltd and Jordan M. Gantz.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

Dated: January 5, 2007	By:	/s/ Wesley D. Dupont
Name: Wesley D. Dupont
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Allied World Assurance Company (U.S.) Inc. Supplemental Executive Retirement Plan.

10.2	Separation and Release Agreement, dated as of December 31, 2006, between Allied World Assurance Company Holdings, Ltd and Jordan M. Gantz.